Exhibit 26 (g) iv. a. 7.

AMENDMENT              to the

AUTOMATIC YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: September 1, 1998

Coverage: Variable Universal Life / First Dollar Quota Share

Reinsurer Treaty ID:

Effective May 1, 2012, (the “Amendment Effective Date”), Schedule B – Reinsurance Limits of the above-referenced Agreement will be replaced with the attached Schedule B – Reinsurance Limits revising the Ceding Company’s             . Reinsurer’s Share             .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-18-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-18-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	3-18-13
Peter G. Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Emily Roman	Date:	3/8/13

Print name:	Emily Roman

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY.

By:	/s/ Melinda A Webb	Date:	3/11/13

Print name:	Melinda A Webb

Title:	Associate General Counsel, Treaty

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SCHEDULE B: REINSURANCE LIMITS

1.	Basis of Reinsurance: The Reinsurer shall participate in a pool of reinsurers on a for eligible .

2.	Ceding Company’s Retention:

Effective

The Ceding Company shall retain             % of the             .

Effective

The Ceding Company shall retain             % of the              insured on eligible             .

Effective

The Ceding Company shall retain             % of the             .

3.	Reinsurer’s Share: The Reinsurer’s share shall be % of the .

4.	Jumbo Limit: $ of Life Insurance

5.	Automatic Binding Limit: $

6.	Automatic Issue Limit: $

7.	Automatic Rate Limit: $

8.	Automatic Age Limit: Automatic coverage for issue ages .